Exhibit 99.1

Citigroup Inc.

Issue of CHF 275,000,000 0.500% Notes due 22 November 2024

under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Swiss Francs (“CHF”)
2.	Aggregate Nominal Amount:	CHF 275,000,000
3.	Issue Price:	100.258 per cent. of the Aggregate Nominal Amount
4.	(i) Specified Denominations:	CHF 5,000 and integral multiples of CHF 5,000 in excess thereof
	(ii) Calculation Amount:	CHF 5,000
5.	Issue Date:	22 May 2017
6.	Maturity Date:	22 November 2024
7.	Interest Basis:	0.500% Fixed Rate
(further particulars specified below)
8.	Redemption/Payment Basis:	Redemption at par
9.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
10.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	0.500 per cent. per annum payable annually in arrear
	(ii) Interest Payment Date(s):	22 November in each year from, and including, 22 November 2017 (short first coupon) to, and including, 22 November 2024, not adjusted
	(iii) Fixed Interest Amount:	CHF 25 per Calculation Amount
	(iv) Day Count Fraction:	30/360
	(v) Broken Amount(s):	CHF 12.50 per Calculation Amount payable on the Interest Payment Date falling on 22 November 2017
11.	Call Option:	Applicable for taxation reasons only
12.	Final Redemption Amount:	CHF 5,000 per Calculation Amount
13.	Early Redemption Amount:
	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	CHF 5,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

14.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Zurich, London, New York

15.	Listing:	SIX Swiss Exchange Ltd
OPERATIONAL INFORMATION

	ISIN Code:	CH0365501474
	Swiss Security Number:	36.550.147
	Common Code:	161307572
	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, Société Anonyme, address(es) of alternative clearing system, and the relevant identification number(s):	SIX SIS AG, Olten, Switzerland